    As filed with the Securities and Exchange Commission on December 3, 1996

                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ABR INFORMATION SERVICES, INC.
             (Exact Name of registrant as specified in its charter)

               FLORIDA                                    59-3228107
 (State or other jurisdiction                          (I.R.S. Employer
     of incorporation)                                Identification No.)

         34125 U.S. HIGHWAY 19 NORTH, PALM HARBOR, FLORIDA  34684-2116
              (Address of principal executive offices) (zip code)

  ABR INFORMATION SERVICES, INC. 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                                      AND
  ABR INFORMATION SERVICES, INC. 1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full title of the Plan)

                              JAMES E. MACDOUGALD
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         ABR INFORMATION SERVICES, INC.
                          34125 U.S. HIGHWAY 19 NORTH
                        PALM HARBOR, FLORIDA  34684-2116
                    (Name and address of agent for service)

                                 (813) 785-2819
         (Telephone number, including area code, of agent for service)

                                    Copy to:

                             MARTIN A. TRABER, ESQ.
                             TODD B. PFISTER, ESQ.
                                FOLEY & LARDNER
                       100 NORTH TAMPA STREET, SUITE 2700
                           TAMPA, FLORIDA 33602-5804
                                 (813) 229-2300


                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
       Title of each                                   Proposed            Proposed
          class of                                     maximum              maximum
      securities to be          Amount to be        offering price         aggregate            Amount of
         registered             registered(1)        per share(2)      offering price(2)    registration fee
------------------------------------------------------------------------------------------------------------
 Common Stock,                     15,000               $13.53             $202,950              $61.50
 $0.01 par value                   shares
------------------------------------------------------------------------------------------------------------
 Common Stock,                    200,000               $42.75            $8,550,000            $2,590.91
 $0.01 par value                   shares
------------------------------------------------------------------------------------------------------------

(1) Plus an indeterminate number of shares which may be issued as a result of anti-dilution provisions contained in the Plans.

(2) Pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, the amounts shown are based (i) on 15,000 shares subject to outstanding options under the 1995 Non-Employee Director Stock Option Plan having an exercise price of $13.53 per share, (ii) and 200,000 shares reserved for grants under the 1996 Non-Employee Director Stock Option Plan, the registration fee for which has been calculated on the basis of the average of the high and low prices of the registrant's Common Stock as reported on the Nasdaq National Market on November 26, 1996.

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the registrant with the Securities and Exchange Commission are hereby incorporated herein by reference:

                 (a) Annual Report on Form 10-K for the fiscal year ended July 31, 1996, including portions of the registrant's definitive proxy statement, as supplemented, for its annual meeting of stockholders to be held in December 1996 to the extent specifically incorporated therein;

                 (b) The description of the registrant's Common Stock, par value $0.01 per share set forth under the caption "Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8-A (No. 0-24132) filed under the Securities Exchange Act of 1934; and

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock being offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold shall be deemed incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Florida Business Corporation Act (the "Florida Act") permits a Florida corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his or her conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances.

         Article VI of the Company's Articles of Incorporation and Article X of the Company's Bylaws provide that the Company shall indemnify directors and executive officers to the fullest extent now or hereafter permitted by the Florida Act. In addition, the Company may enter into indemnification agreements with its directors and executive officers in which the Registrant has agreed to indemnify such persons to the fullest extent now or hereafter permitted by the Florida Act.

         The indemnification provided by the Florida Act and the Company's Bylaws is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

         The Company may obtain a liability insurance policy for its directors and officers as permitted by the Florida Act which may extent to, among other things, liability arising under the Securities Act of 1933.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

       4A. ABR Information Services, Inc. 1995 Non-Employee Director Stock Option Plan (filed as Exhibit 10.1 to the Registrant's Form 10-K for the fiscal year ended July 31, 1996 and incorporated herein by reference)

       4B. ABR Information Services, Inc. 1996 Non-Employee Director Stock Option Plan (Filed as Exhibit B to the Registrant's preliminary proxy statement for the annual meeting of shareholders to be held December 6, 1996, and incorporated herein by reference).

        5. Opinion of Foley & Lardner as to the legality of the securities to be issued

      23A.       Consent of Foley & Lardner (included in Opinion filed as
                 Exhibit 5)

      23B.       Consent of Grant Thornton LLP

       24. Power of Attorney (included on signature page of this registration statement)


ITEM 8.  UNDERTAKINGS

         The undersigned hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the Articles of Incorporation or Bylaws of the registrant or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by the director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Harbor, State of Florida, on December 2, 1996.

                                        ABR INFORMATION SERVICES, INC.

                                        By: /s/ James E. MacDougald
                                           --------------------------------
                                           James E. MacDougald,
                                           Chairman of the Board,
                                           President and Chief Executive Officer


                           SPECIAL POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints James E. MacDougald his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments to this registration statement and any and all registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.



Date:  December 2, 1996                    /s/ James E. MacDougald
                                           -----------------------------------
                                           James E. MacDougald,
                                           Chairman of the Board,
                                           President and Chief Executive Officer
                                           (Principal Executive Officer)


Date:  December 2, 1996                    /s/ Reva R. Maskewitz
                                           ------------------------------------
                                           Reva R. Maskewitz,
                                           Acting Chief Financial Officer
                                           (Principal Financial and
                                           Accounting Officer)


Date:  December 2, 1996                    /s/ Suzanne M. MacDougald
                                           ------------------------------------
                                           Suzanne M. MacDougald,
                                           Senior Vice President,
                                           Secretary and Director





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

Date:  December 2, 1996                    /s/ Thomas F. Costello
                                           ------------------------------------
                                           Thomas F. Costello, Director


Date:  December 2, 1996                    /s/ Mark M. Goldman
                                           ------------------------------------
                                           Mark M. Goldman, Director





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

                                 EXHIBIT INDEX

ITEM 8.  EXHIBITS.

       4A. ABR Information Services, Inc. 1995 Non-Employee Director Stock Option Plan (filed as Exhibit 10.1 to the Registrant's Form 10-K for the fiscal year ended July 31, 1996 and incorporated herein by reference)

       4B. ABR Information Services, Inc. 1996 Non-Employee Director Stock Option Plan (Filed as Exhibit B to the Registrant's preliminary proxy statement for the annual meeting of shareholders to be held December 6, 1996, and incorporated herein by reference).

        5. Opinion of Foley & Lardner as to the legality of the securities to be issued

      23A.       Consent of Foley & Lardner (included in Opinion filed as
                 Exhibit 5)

      23B.       Consent of Grant Thornton LLP

       24. Power of Attorney (included on signature page of this registration statement)